United States

Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2006

Nature’s Sunshine Products, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-8707	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75 East 1700 South
Provo, Utah 84606
(Address of principal executive offices) (Zip Code)

(801) 342-4300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 3.01                     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 24, 2006, Nature’s Sunshine Products, Inc. issued a press release announcing that, on March 21, 2006, the Company had received notice from The Nasdaq Stock Market that, because the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 had not been timely filed, the Company is not in compliance with Marketplace Rule 4310(c)(14).  As was previously disclosed, the Company has not been in compliance with Nasdaq Marketplace Rule 4310(c)(14) because it has not filed a complete quarterly report on Form 10-Q for the quarter ended September 30, 2005 and the Company’s delayed filing of its Form 10-K serves as an additional basis for delisting the Company’s common stock from the Nasdaq National Market.

The Company has previously disclosed in filings with the Securities and Exchange Commission that, because of issues raised in the Company’s ongoing internal investigation, the Company does not expect to be able to file its September 30, 2005 10-Q by March 31, 2006, which is the deadline of the extension to file granted by the Nasdaq Listing Qualifications Panel to the Company.  In addition, the Company does not expect to file its annual report on Form 10-K for the fiscal year ended December 31, 2005 on or before March 31, 2006.  The Company intends to consider seeking an extension from Nasdaq to file both the Form 10-Q and the Form10-K.  However, no assurance can be made that the Company will be granted any further extension and, therefore, the Company’s common stock may be subject to delisting from the Nasdaq National Market.  If the Company’s common stock is delisted from the Nasdaq National Market, the liquidity of its common stock would be adversely impacted and the Company may experience other adverse consequences resulting from the delisting and the failure to file periodic reports.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.04                     Temporary Suspension of Trading Under Registrant’s Employee Benefit Plan.

In light of the March 18, 2006 determination by the Audit Committee that investors should not rely upon certain previously-issued financial statements, as reflected in the Company’s Current Report on From 8-K filed on March 20, 2006, on March 24, 2006, pursuant to Regulation BTR, the Company sent notices to its directors and executive officers notifying them that, in connection with these events, future purchases of the Company’s common stock under the Company’s 401(k) Plan and the 1995 Stock Option Plan (the “Plans”) were suspended.  The Company has also advised participants in the Plans of this suspension.  The suspension is necessary because the Company has been determined that the Registration Statements on Form S-8 covering shares of the Company’s common stock acquired in connection with the Plan should not be available for use until the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 Form 10-K”) and any necessary restatements are filed with the Securities and Exchange Commission (the “SEC”).

The Company determined that it was unable to give advance notice of the suspension to the directors and executive officers due to events in connection with the Company’s ongoing internal investigation that were unforeseeable by the Company.

The suspension for participants in the Plans began on March 23, 2006 and will end on the day in which the Company’s 2005 Form 10-K is filed and any necessary restatements of previously filed financial statements are filed with the SEC.  It is not currently known when the 2005 Form 10-K or any restatements of the Company’s financial statements will be filed.  Inquiries regarding the suspension and the notice pursuant to Regulation BTR should be directed to the Company’s Chief Executive Officer at 801-342-4300 or 75 East 1700 South, Provo, Utah 84606.

Item 9.01                     Financial Statements and Exhibits.

(d)           The following exhibit is being furnished herewith:

99.1         Press release issued by the Company dated March 24, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 27, 2006

By:

 NATURE’S SUNSHINE PRODUCTS, INC.

/s/ Douglas Faggioli
Name:	Douglas Faggioli
Title:	President, Chief Executive Officer and Director

EXHIBIT INDEX

Number	Exhibit

99.1	Text of press release issued by Nature’s Sunshine Products, Inc. dated March 24, 2006.